UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2003

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

Press release issued December 4, 2003.  Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks.  Accordingly, no information in any of these internet addresses is included herein.

Item 12. Results of Operations and Financial Condition.

On December 4, 2003, Best Buy Co., Inc. issued a press release disclosing material nonpublic information regarding the registrant’s results of operations for the third fiscal quarter and nine months ended November 29, 2003, including the announcement of:

•                  Revenue for the third fiscal quarter and nine months ended November 29, 2003; and

•                  Its updated earnings outlook for the third fiscal quarter ended November 29, 2003.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The related press release issued on December 4, 2003, is furnished as Exhibit No. 99 to this Report. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 8, 2003	By	: /s/ Darren R. Jackson
Darren R. Jackson
Executive Vice President – Finance and
Chief Financial Officer